Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) dated this 14th day of January, 2019, by and among Hash Labs Inc., a Nevada corporation (the “Company”) and Lyle Hauser, an individual (the “Holder”).

W I T N E S S E T H:

WHEREAS, the Holder is the holder of a convertible promissory note of the Company, in the original principal amount of $68,969, dated on or about March 30, 2018 (the “Convertible Note”);

WHEREAS, the Company and the Holder desire to have the Holder exchange the Convertible Note for a new promissory note of the Company as more particularly set forth below;

WHEREFORE, the parties do hereby agree as follows:

1. Effective upon the execution of this Agreement, the Holder will exchange the Convertible Note (including all outstanding principal and interest thereon, equal to an aggregate of $70,384.32 as of the date hereof), for a new promissory note of the Company in the principal amount of $70,384.32, in the form of Exhibit A hereto (the “New Note”). Without limiting the generality of the foregoing, effective upon the execution of this Agreement, the Convertible Note (including all outstanding principal and interest thereon) will automatically be deemed cancelled, and the Company shall issue the New Note to the Holder.

2. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

3. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Holder and Company hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the County of New York over any dispute relating to this Agreement and Company and Holder each hereby irrevocably agree that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts.

4. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Agreement. A signature delivered by facsimile shall constitute an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HASH LABS INC.

By:	/s/ J. Mark Goode
Name:	J. Mark Goode
Title:	Chief Executive Officer

/s/ Lyle Hauser
Lyle Hauser

Exhibit A

PROMISSORY NOTE

$70,384.32	January 14, 2019

FOR VALUE RECEIVED, Hash Labs Inc. a Nevada corporation (the “Company”) hereby promises to pay to Lyle Hauser (“Holder”), in lawful money of the United States of America, the principal sum of Seventy Thousand Three Hundred Eighty Four Dollars and Thirty-Two Cents ($70,384.32), plus interest at a rate per annum of 7%, on March 31, 2019.

The Company shall have the right to prepay, at any time and from time to time without premium or penalty, the entire unpaid principal balance of this Note or any portion thereof; provided there shall also be paid with such prepayment all accrued interest on the unpaid principal balance.

This Note shall be governed by and construed in accordance with the internal laws of the State of New York. Holder and Company hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the County of New York over any dispute relating to this Note and Company and Holder each hereby irrevocably agree that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the day and year first above written.

HASH LABS INC.

By:
Name:	J. Mark Goode
Title:	Chief Executive Officer